Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-1
We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 23, 2011 (except Note 2 relating to the reverse stock split, which is July 18, 2011) relating to the financial statements of Ambient Corporation for the years ended December 31, 2008, 2009 and 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants Saddle Brook, New Jersey August 18, 2011